Exhibit 23.1

谢尔曼•思特灵律师事务所

SOLICITORS AND INTERNATIONAL LAWYERS

12TH FLOOR GLOUCESTER TOWER | THE LANDMARK | 15 QUEEN’S ROAD CENTRAL | HONG KONG

香港 | 中环 | 皇后大道中十五号 | 置地广场 | 告罗士打大厦十二楼

WWW.SHEARMAN.COM | T 电话 +852.2978.8000 | F 传真 +852.2978.8099

PARTNERS Matthew D. Bersani Nils Eliasson	Sidharth Bhasin † Colin Law	Brian G. Burke † Paul Strecker †	Lorna Xin Chen Paloma P. Wang	Peter C.M. Chen Alan Y.L. Yeung

REGISTERED FOREIGN LAWYERS
Emmanuel Jacomy ‡	Shichun Tang ‡‡	Xiaogang Wang ‡‡

September 29, 2017

Hexindai Inc.

13th Floor, Block C, Shimao

No. 92 Jianguo Road

Chaoyang District, Beijing 100020

People’s Republic of China

Ladies and Gentlemen:

We hereby consent to the use of our name under the caption “Legal Matters” and “Taxation” in the prospectus included in the registration statement on Form F-1, originally filed on the date hereof by Hexindai Inc. with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7(a) of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

† Non-resident Partner

‡ Admitted in England and Wales (U.K.) and partner of Shearman & Sterling LLP

‡‡ Admitted in the State of New York (U.S.A.) and partners of Shearman & Sterling LLP

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SHEARMAN & STERLING IS A GENERAL PARTNERSHIP FORMED PURSUANT TO THE HONG KONG PARTNERSHIP ORDINANCE AND REGISTERED WITH THE LAW SOCIETY OF HONG KONG.

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Sincerely yours,

/s/ Shearman & Sterling
Shearman & Sterling